As filed with the Securities and Exchange Commission on January 9, 2001 Registration No. 333-52088

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                    RESIDENTIAL ASSET SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   51-0362653
                     (I.R.S. employer identification number)
                    Residential Asset Securities Corporation
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 832-7000

(Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                               William B. Acheson
                    Residential Asset Securities Corporation
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 832-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:


                            Robert L. Schwartz, Esq.
                            GMAC Mortgage Group, Inc.
                            3031 West Grand Boulevard
                             Detroit, Michigan 48232
                                                                    Steven S. Kudenholdt, Esq.
     Katharine I. Crost, Esq.           Robert C. Wipperman         Paul D. Tvetenstrand, Esq.
Orrick, Herrington & Sutcliffe LLP   Stroock & Stroock & Lavan       Thacher Proffitt & Wood
         666 Fifth Avenue                       LLP                   Two World Trade Center
     New York, New York 10103             180 Maiden Lane            New York, New York 10048
                                      New York, New York 10038


        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

=============================== ==================== ====================== ====================== =================
                                                       Proposed Maximum       Proposed Maximum        Amount of
  Title of Securities to be        Amount to be       Aggregate Price Per    Aggregate Offering      Registration
        Registered(1)              Registered(2)             Unit                 Price(3)              Fee(4)
------------------------------- -------------------- ---------------------- ---------------------- -----------------
------------------------------- -------------------- ---------------------- ---------------------- -----------------
  Mortgage Asset-Backed and
Manufactured Housing Contract     $8,000,000,000             100%              $8,000,000,000         $2,000,014
  Pass-Through Certificates
     (Issuable in Series)
=============================== ==================== ====================== ====================== =================

(1) This Registration Statement also relates to certain market making transactions that may be made by Residential Funding Securities Corporation, an affiliate of the Registrant.
(2) $717,210,780   aggregate  principal  amount  of  Mortgage  Asset-Backed  and
    Manufactured Housing Contract Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-84939 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429. A registration fee in connection with such unsold amount of Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates was previously paid under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $8,717,210,780.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) $264 of this amount was previously paid and was calculated using the $264 per $1,000,000 method. The additional registration fee of $1,999,750 is a result of an increase in the amount to be registered by $7,999,000,000. The additional fee was calculated using the $250 per $1,000,000 method.
                                     -------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus that is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-84939 on Form S-3 previously filed by the Registrant. This Registration Statement, which relates to $8,717,210,780 aggregate principal amount of Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates, constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-84939 on Form S-3.

                                Explanatory Note

        This Registration Statement includes (i) the basic prospectus relating to Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates and (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans.

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